Exhibit 10.3

SECURITY AGREEMENT

Dated January 22, 2013

From

The Grantors referred to herein

as Grantors

to

MORGAN STANLEY SENIOR FUNDING, INC.

as Collateral Agent

T A B L E O F C O N T E N T S

i

Section 25. Release; Termination	26
Section 26. Execution in Counterparts	26
Section 27. Governing Law	26

Schedules

Schedule I	-	Investment Property
Schedule II	-	Deposit Accounts
Schedule III	-	Securities Accounts
Schedule IV	-	Intellectual Property
Schedule V	-	Commercial Tort Claims
Schedule VI	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VII	-	Changes in Name, Location, Etc.
Schedule VIII	-	Locations of Equipment and Inventory
Schedule IX	-	Letters of Credit

Exhibits

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Intellectual Property Security Agreement
Exhibit C	-	Form of Intellectual Property Security Agreement Supplement

ii

SECURITY AGREEMENT

SECURITY AGREEMENT dated January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by NEUSTAR, INC., a Delaware corporation (the “Borrower”) and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1) The Borrower has entered into a Credit Agreement dated as of January 22, 2013 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lender Parties and the Agents (each as defined therein).

(2) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(3) As of the date hereof, each Grantor is the owner of the deposit accounts that are Material Accounts (together with all other deposit accounts of the Grantors that are Material Accounts from time to time, but excluding, for the avoidance of doubt, any Excluded Account (as defined below), the “Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

(4) As of the date hereof, each Grantor is the owner of the securities accounts that are Material Accounts (together with all other securities accounts of the Grantors that are Material Accounts from time to time, but excluding, for the avoidance of doubt, any Excluded Accounts, the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule III hereto.

(5) After the date hereof, the Borrower will open or designate an account maintained with a Lender Party or an Affiliate thereof reasonably acceptable to the Collateral Agent (the “L/C Cash Collateral Account” and, together with any other collateral account of any Grantor maintained under the dominion and control of the Collateral Agent for the benefits of the Secured Parties pursuant to the Loan Documents (but excluding, for the avoidance of doubt, any Excluded Account), the “Collateral Accounts”).

(6) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks and Secured Cash Management Agreements by the Cash Management Banks from time to time that the Grantors shall have granted the security interest contemplated by this Agreement.

(7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(8) Unless a contrary intention appears, terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority. The term “Federal Book Entry Regulations” means (a) the federal regulations contained Subpart B (“Treasury/Reserve Automate Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.15 and § 357.40 through § 357.45 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book entry securities.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, but excluding any Excluded Property (as defined below) (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), documents, instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (excluding any securities accounts that are not Material Accounts and excluding, for the avoidance of doubt, any Excluded Accounts, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Accounts, the Collateral Accounts, all security entitlements with respect to all financial assets from time to time credited to any of the Securities Accounts or the Collateral Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each Contractor Services Agreement and each Swap Contract to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided that, with respect to each Contractor Services Agreement, the provisions hereof and the grant or provision with respect to enforcement of a security interest therein shall not impose upon the relevant Grantor any obligations in addition to or different than those set forth in the Contractor Services Agreement, or preclude such Grantor from dealing solely and directly with the parties thereto in all matters pertaining to such Contractor Services Agreement, including the negotiation of amendments and the settlement of disputed invoices and provided further, that the enforcement of any security interest in any Contractor Services Agreement hereunder, to the extent such enforcement involves the assignment or subcontracting of any duties or obligations of any party to such Contractor Services Agreement, shall require the prior written consent of the other parties thereto (other than Grantor, which consent is hereby provided) (all such Collateral being the “Agreement Collateral”);

(f) the following (excluding any deposit accounts that are not Material Accounts and excluding, for the avoidance of doubt, any Excluded Accounts, collectively, the “Account Collateral”):

(i) the Deposit Accounts, the Collateral Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all such Liquid Assets), and all certificates and instruments, if any, from time to time representing or evidencing any of the Deposit Accounts or the Collateral Accounts;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule IV hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the Intellectual Property Collateral to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”);

(i) the commercial tort claims described in Schedule V hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 15, the “Commercial Tort Claims Collateral”);

(j) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(k) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Section 2. Security for Obligations; Excluded Property. (a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

(b) In no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in the following (collectively, the “Excluded Property”):

(i) any Equity Interests in any CFC or US Holdco to the extent resulting in more than 65% of the total combined voting power of all classes of stock in a CFC or US Holdco entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Voting Stock”) (on a fully diluted basis) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement (it being understood that all of the Equity Interests in any first-tier Subsidiary of any Grantor that is a CFC or US Holdco not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Non-Voting Stock”) shall be Collateral pledged by such Grantor);

(ii) any Equity Interests in Neustar Technologies Limited (“NTL”) to the extent resulting in more than 65% of the Voting Stock of NTL being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement (it being understood that all of Non-Voting Stock of NTL held by a Grantor shall be Collateral pledged hereunder; provided that so long as in connection with any corporate restructuring of NTL (or its direct parent), that could not reasonably be expected to have a Material Adverse Effect, and as a result of which (1) NTL is no longer a first-tier Foreign Subsidiary of any Grantor and NTL’s Equity Interests are transferred to and held by another first-tier Foreign Subsidiary of a Grantor and (2) no portion of NTL’s Equity Interests can be pledged without violating the “deemed dividend” rule of Section 956 of the Code, the security interests granted hereunder in the Equity Interests of NTL shall be released upon the prior and reasonably detailed written request of the Borrower in connection therewith, but, if and only if, (x) NTL remains an indirect wholly-owned Subsidiary of the Borrower and (y) none of the Borrower, Neustar NGM Services, LLC, NTL and any Person that owns any Equity Interest of NTL have pledged any Equity Interest of NTL to any Person);

(iii) (x) any contract, license, agreement, instrument or other document with any Person or (y) any property subject to purchase-money security interests, in each case of clauses (x) and (y), to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, creates a right of termination in favor of any party (other than any Grantor or any Subsidiary of a Grantor) to or results in a termination of, or requires any consent not obtained under, such contract, license, agreement, instrument or other document (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any applicable Law), provided that notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent that any provision hereof or of any other Loan Document, including any grant or provision with respect to enforcement of a security interest in, or with respect to, or assignment of rights under, any Contractor Services Agreement, or any remedies provision with respect thereto, would result in a violation of the provisions of any Contractor Services Agreement as in effect on the Closing Date, such provision shall be null and void solely with respect to such Contractor Services Agreement;

(iv) any license, permit, or other governmental approval that, under the terms and conditions of such governmental approval or under applicable Laws, cannot be subjected to a Lien without the consent of the relevant Governmental Authority, which consent has not been obtained;

(v) any Patents, Trademarks, Computer Software, Trade Secrets or other intellectual property that would otherwise fall within the definition of Intellectual Property Collateral that is subject to a license, an option to license or an option to purchase, pursuant or related to any Contractor Services Agreement;

(vi) any Excluded Account in respect of which the Borrower is in compliance with Sections 5(d)(i) and (ii) hereof; and

(vii) motor vehicles, vessels and aircraft.

(c) Without limiting the foregoing and notwithstanding any other provision of the Loan Documents, no Collateral of a Guarantor that is not an Eligible Guarantor will be used (i) directly or indirectly by any Agent to pay any Excluded Swap Obligations or (ii) to serve as Collateral securing any Excluded Swap Obligations.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral (other than the De Minimis Minority Interests (as defined on Schedule I)) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

(b) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security, (ii) to agree with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”) or (iii) to maintain such Security Collateral in a Securities Account subject to a Securities Account Control Agreement.

(c) With respect to each Securities Account and Collateral Account (to the extent it is a Securities Account) and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to such securities account either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a “Securities Account Control Agreement”).

(d) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject to all applicable federal, state and foreign securities laws.

(e) Upon the request of the Collateral Agent following the occurrence and during the continuance of any Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5. Maintaining the Account Collateral. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement or Secured Cash Management Agreement shall be in effect or any Lender Party shall have any Commitment:

(a) Except with respect to accounts that are not Material Accounts and, for the avoidance of doubt, except with respect to accounts that are Excluded Accounts, each Grantor will maintain each Deposit Account and Collateral Account (to the extent it is a deposit account) only with the financial institution acting as Collateral Agent hereunder or with a bank (each, a “Pledged Account Bank”) that has agreed, in a record authenticated by the Grantor, the Collateral Agent and such Pledged Account Bank, to comply with instructions originated by the Collateral Agent directing the disposition of funds in each such deposit account without the further consent of such Grantor (which instructions shall only be given upon the occurrence and during the continuance of an Event of Default), which authenticated record shall be in form and substance reasonably satisfactory to the Collateral Agent (each, an “Account Control Agreement”).

(b) Except with respect to deposit accounts that are not Material Accounts and, for the avoidance of doubt, except with respect to deposit accounts that are Excluded Accounts, each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless the Collateral Agent shall have received, (A) if the bank maintaining any such deposit account is neither a Pledged Account Bank nor the financial institution acting as Collateral Agent hereunder, an Account Control Agreement authenticated by such bank and such Grantor, or (B) if any such deposit account is maintained at a Pledged Account Bank, a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule II hereto shall be automatically amended to include such Deposit Account).

(c) Each Grantor shall not terminate any bank as a Pledged Account Bank or terminate any Deposit Account that is a Material Account and, for the avoidance of doubt, is not an Excluded Account, unless such Grantor shall, prior to such termination, (i) transfer all funds and property held therein to another Deposit Account and (ii) notify all obligors that were making payments thereto to make all future payments to, or otherwise automatically transfer all funds to, another Deposit Account that is maintained in compliance with this Section 5 so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

(d) The Borrower may from time to time designate in writing any deposit account or securities account to be an “Excluded Account” hereunder (an “Excluded Account”). The Borrower covenants and agrees that any Excluded Account (i) will contain only cash or Liquid Assets and (ii) will be used solely for the purpose of collateralizing any obligations under any Material Contract or Indebtedness permitted under Section 6.03(s) of the Credit Agreement in respect of or relating to one or more Material Contracts.

(e) The Collateral Agent may, if an Event of Default shall have occurred and be continuing, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor’s obligations under the Loan Documents.

Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) As of the Closing Date, such Grantor’s exact legal name, the locations of Collateral (other than goods (including Equipment and Inventory) in transit or out for maintenance or repair and Collateral with a value not to exceed $15,000,000 in the aggregate), chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. As of the Closing

Date, such Grantor has no trade names other than as listed on Schedule IV hereto. Within the five years preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) All of the Equipment and Inventory of such Grantor (other than goods (including Equipment and Inventory) in transit or out for maintenance or repair and Collateral with a value not to exceed $15,000,000 in the aggregate) are located at the places specified therefor in Schedule VIII hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a). Such Grantor has exclusive possession and control of its Equipment and Inventory (other than goods (including Equipment and Inventory) in transit or out for maintenance or repair and Collateral with a value not to exceed $15,000,000 in the aggregate), other than Collateral stored at any leased premises or warehouse for which Grantor has used or is using commercially reasonable efforts to deliver a landlord’s or warehouseman’s agreement, in form and substance reasonably satisfactory to the Collateral Agent.

(d) None of the Receivables in excess of $3,000,000 individually or $7,500,000 in the aggregate for all Grantors is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f) As of the Closing Date, other than with respect to the De Minimis Minority Interests, the Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. As of the Closing Date, the Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(g) As of the Closing Date, such Grantor has no investment property, other than the investment property listed on Schedule I hereto, additional investment property as to which such Grantor has complied with the requirements of Section 4 and other investment property having an aggregate value for all Grantors of no more than $7,500,000.

(h) As of the Closing Date, the Borrower has delivered to the Collateral Agent, a copy of that certain Agreement for Number Portability Administration Center/Service Management System between Neustar, Inc., as successor to Lockheed Martin IMS and North American Portability Management, LLC, as successor to Northeast Carrier Acquisition Company, L.L.C. dated as of November 7, 1997 (such agreement, as amended, supplemented or otherwise modified from time to time, the “Northeast Contractor Services Agreement”) and the amendments thereto which, collectively, represent the material terms of the Northeast Contractor Services Agreement as in effect on the Closing Date. The terms of the Northeast Contractor Services Agreement are identical to the terms of the other Contractor Services Agreements, except with respect to choice of law and for differences that are not material. Upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent each Grantor party to the Assigned Agreements shall use commercially reasonable efforts to cause each other party to the Assigned Agreements to promptly execute and deliver to the Collateral Agent a consent, in form and substance satisfactory to the Collateral Agent, to the grant of a security interest in such Assigned Agreement to the Collateral Agent pursuant to this Agreement.

(i) Such Grantor has no deposit accounts that are Material Accounts, other than the Deposit Accounts listed on Schedule II hereto, any deposit accounts that are Excluded Accounts and additional Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.

(j) Except for letters of credit the aggregate face amounts of which do not exceed $7,500,000 for all Grantors, such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 16.

(k) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations. Such security interest is a first priority (subject to Liens permitted under Section 6.01 of the Credit Agreement) perfected security interest, subject to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions required hereby (which, in the case of all filings and other documents, have been delivered to the Collateral Agent in completed and duly authorized form), (ii) with respect to any Deposit Account or Securities Account, the execution of Account Control Agreements and Securities Account Control Agreements, respectively, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings in respect of such Copyrights, Trademarks and Patents owned by any Loan Party as of the date hereof having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, which filings have been delivered to the Collateral Agent in duly completed, executed and authorized form, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, upon consent of the issuer thereof, and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper.

(l) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the occurrence of the events described in the preceding clause (k)(i) through (v), or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (x) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and (y) as otherwise contemplated hereby with respect to Agreement Collateral.

(m) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except as could not reasonably be expected to have a Material Adverse Effect.

(n) As to itself and its Intellectual Property Collateral:

(i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith does not infringe, misappropriate, misuse or otherwise violate the intellectual property rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Material Registered IP, and is entitled to use all Material Registered IP subject only to the terms of the IP Agreements.

(iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications, in each case that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, owned by such Grantor as of the date hereof (together with all domain names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, owned by such Grantor as of the date hereof, the “Material Registered IP”).

(iv) The Material Registered IP is subsisting and, to the best of such Grantor’s knowledge, has not been adjudged invalid or unenforceable in whole or part and is valid and enforceable. Such Grantor is not aware of any uses of any item of Material Registered IP that could be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain each and every item of Material Registered IP, except for such failures as would not reasonably be expected to have a Material Adverse Effect. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright included in the Material Registered IP, except where the lack of such notices would not result in a Material Adverse Effect.

(vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened in writing against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement, in each case that could reasonably be expected to have a Material Adverse Effect. To the best of such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Material Intellectual Property Collateral owned by such Grantor or such Grantor’s rights in or use thereof that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Material Registered IP.

(vii) With respect to each IP Agreement that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof, except as may be limited by applicable Bankruptcy Laws, laws affecting the rights of creditors generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement, except in each of clauses (A) through (F) above, as could not reasonably be expected to have a Material Adverse Effect.

(o) Such Grantor has not initiated proceedings with respect to any commercial tort claims except to the extent the aggregate amount thereof do not exceed $7,500,000 for all Grantors, other than those listed in Schedule V hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 15.

Section 7. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary in order to perfect or maintain the perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if any such Collateral with a value in excess of $3,000,000 individually or $7,500,000 in the aggregate for all Grantors shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) promptly upon the written request of the Collateral Agent, file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may reasonably request in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) Notwithstanding any other provision herein to the contrary, the Grantors shall not be required to take any action to perfect the security interests granted hereunder to the extent that the Collateral Agent determines, in its reasonable discretion, that the cost of taking such action is excessive in relation to the value of the security to be afforded thereby.

Section 8. As to Equipment and Inventory. In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except as could not reasonably be expected to have a Material Adverse Effect.

Section 9. Insurance. (a) Each property and general liability insurance policy maintained by a Grantor in accordance with Section 5.7 of the Credit Agreement shall (i) (A) include such Grantor and the Collateral Agent as additional insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (D) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the Grantor or (ii) otherwise be in form and substance reasonably satisfactory to Collateral Agent. Each Grantor will, if so reasonably requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request (but in any event no more than twice per Fiscal Year), a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5.07 of the Credit Agreement and take commercially reasonable efforts to cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will promptly be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b).

Section 10. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or the location of Collateral (other than goods (including Inventory and Equipment) in transit or out for repair or maintenance and Collateral with a value not to exceed $15,000,000 in the aggregate) from those set forth in Section 6(a) of this Agreement without giving written notice to the Collateral Agent within 10 Business Days subsequent thereto (or such other longer period of time as approved by the Collateral Agent) and shall thereafter promptly take all action reasonably required by the Collateral Agent in writing for the purpose of perfecting or maintaining the perfection of the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related

Contracts, and will permit representatives of the Collateral Agent to inspect and make abstracts from such records and other documents pursuant to and subject to the conditions set forth in Section 5.10 of the Credit Agreement. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect pursuant to past practices or its reasonable commercial judgment, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take such action as such Grantor may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements (other than any Contractor Services Agreement), Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence and so long as the Event of Default referred to in such notice is continuing, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a cash collateral account and applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon.

Section 11. As to Intellectual Property Collateral. (a) With respect to any Intellectual Property Collateral that is owned by a Grantor and is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole (the “Material Owned IP”), such Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Material Owned IP and maintain such Material Owned IP in full force and effect, and (ii) maintain any patent, trademark, or copyright registration or application, now or hereafter included in such Material Owned IP of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Material Owned IP, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined in its reasonable business judgment that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business under the circumstances and that the loss thereof would not be reasonably likely to have a Material Adverse Effect. With respect to any Material Owned IP that is owned by a Grantor but is otherwise recorded in the name of a predecessor in interest or in the prior name of such Grantor, such Grantor agrees to file, within one hundred and fifty (150) days following the Closing Date (which period may be extended in the sole and absolute discretion of the Collateral Agent) and at its expense, all necessary documents, including, without limitation, merger certificates, formal assignments or name change documents, with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to reflect and effect such Grantor as the registrant of record.

(b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Material Registered IP has become abandoned, placed in the public domain, invalid or unenforceable, or of any materially adverse determination or development regarding such Grantor’s ownership of any of the Material Owned IP or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Material Registered IP.

(c) In the event that any Grantor becomes aware that any item of the Material Owned IP is being infringed or misappropriated by a third party, such Grantor shall notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Material Owned IP.

(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Material Registered IP, except where the lack of such notices could not reasonably be expected to result in a Material Adverse Effect. No Grantor shall do any act or knowingly omit to do any act whereby any of its Material Registered IP may lapse or become invalid or unenforceable or placed in the public domain, unless such Grantor shall have previously determined in its reasonable business judgment that such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(e) With respect to its Material Registered IP, each Grantor agrees to execute or otherwise authenticate an agreement in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Material Registered IP with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Material Registered IP.

(f) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. At the end of each fiscal quarter of the Borrower, each Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property, in each case that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that is registered or filed with the U.S. Copyright Office or U.S. Patent and Trademark Office or equivalent foreign offices, acquired during such fiscal quarter, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 12. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents.

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default and upon written notice thereof to the Grantor by the Collateral Agent:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and

(y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 13. As to the Assigned Agreements. (a) Each Grantor will at its expense, furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request, provided that the Grantor shall not be required to deliver such information or reports with respect to any Contractor Services Agreement or other Assigned Agreement to the extent the disclosure thereof is not permitted pursuant to such Contractor Services Agreement, other Assigned Agreement or any related confidentiality agreement or provision.

(b) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

Section 14. As to Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Except for letters of credit the aggregate face amounts of which do not exceed $7,500,000 for all Grantors, each Grantor will use commercially reasonable efforts to promptly cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder.

Section 15. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim for which the Grantor has initiated proceedings (other than commercial tort claims the aggregate amount of which do not exceed $7,500,000 for all Grantors) after the date hereof and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably requested by the Collateral Agent, to subject such commercial tort claim to the first priority security interest created under this Agreement.

Section 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

Section 17. Collateral Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 9(c),

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement (other than any Contractor Services Agreement) or the rights of the Collateral Agent with respect to any of the Collateral.

Section 18. Collateral Agent May Perform. If, upon the occurrence and during the continuance of an Event of Default, any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 21.

Section 19. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 20. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), provided that, with respect to each Contractor Services Agreement, such rights and remedies under the UCC shall not impose upon the relevant Grantor, any obligations in addition to or different than those set forth in the Contractor Services Agreement, or preclude such Grantor from dealing solely and directly with the parties thereto in all matters pertaining to such Contractor Services Agreement, including the negotiation of amendments and the settlement of disputed invoices and provided further, that the enforcement of any such right under the UCC in any Contractor Services Agreement, to the extent such enforcement involves the assignment or subcontracting of any duties or obligations of any party to such Contractor Services Agreement, shall require the prior written consent of the other parties thereto (other than Grantor, which consent is hereby provided), and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements (other than any Contractor Services Agreement), the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements (other than any Contractor Services Agreement), the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 21) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 2.12(e) of the Credit Agreement.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s documents and things relating to any Material Registered IP subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Security Collateral by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act of 1933 or under applicable state securities laws even if such issuer would agree to do so.

Section 21. Indemnity and Expenses. (a) Each Grantor jointly and severally agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or material breach of its obligations under the Loan Documents.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable and documented expenses, including, without limitation, the reasonable and documented fees and expenses of its outside counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 22. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the

Collateral Agent and Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 23. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 24. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) the earlier of (A) the termination in full of the Lenders’ commitments under the Credit Agreement and (B) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements and Secured Cash Management Agreements (such latest date, the “Security Termination Date”), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided and subject to the conditions in Section 10.07 of the Credit Agreement.

Section 25. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) such Grantor shall have delivered to the Collateral Agent, at least two Business Days prior to the date of the proposed release, a written request for release with details reasonably satisfactory to the Collateral Agent (including, without limitation, the items of Collateral being released), together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.07 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.07 of the Credit Agreement.

(b) Upon the Security Termination Date, the pledge and security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, .pdf or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NEUSTAR, INC.

By	/s/ Paul S. Lalljie
Title:	Senior Vice President, Chief Financial Officer

[Signature Page to Security Agreement]

Address for Notices: 21575 Ridgetop Circle Sterling, VA 20166	NEUSTAR IP INTELLIGENCE, INC.
	By	/s/ Paul S. Lalljie
Title: Senior Vice President, Chief Financial Officer

Address for Notices: 21575 Ridgetop Circle Sterling, VA 20166	ULTRADNS CORPORATION
	By	/s/ Paul S. Lalljie
Title: Senior Vice President, Chief Financial Officer

Address for Notices: 8010 Towers Crescent Drive Suite 500 Vienna, VA 22182	NEUSTAR INFORMATION SERVICES INC.
	By	/s/ Paul S. Lalljie
Title: Senior Vice President, Chief Financial Officer

Address for Notices: 8010 Towers Crescent Drive Suite 500 Vienna, VA 22182	NEUSTAR DATA SERVICES, INC.
	By	/s/ Paul S. Lalljie
Title: Senior Vice President, Chief Financial Officer

[Signature Page to Security Agreement]

Exhibit A to the

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Morgan Stanley Senior Funding, Inc.,

as the Collateral Agent for

the Secured Parties referred to in the

Credit Agreement referred to below

[                    ]

Attn: [                    ]

NEUSTAR, INC.

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Neustar, Inc., a Delaware corporation, as the Borrower, the Lender Parties party thereto, Morgan Stanley Senior Funding, Inc., as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII of the Credit Agreement, the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc., as administrative agent for the Lender Parties, and (ii) the Security Agreement dated January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto and the deposit accounts and securities accounts set forth on Schedules II and III hereto), Agreement Collateral, Account Collateral, Intellectual Property Collateral (including, without limitation, each property set forth on Schedule IV hereto), IP Agreements, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule V hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash; provided that, with respect to each Contractor Services Agreement, the provisions hereof and the grant or provision with respect to enforcement of a security interest therein shall not impose upon the relevant Grantor, any obligations in addition to or different than those set forth in the Contractor Services Agreement, or preclude such Grantor from dealing solely and directly with the parties thereto in all matters pertaining to such Contractor Services Agreement, including the negotiation of amendments and the settlement of disputed invoices and provided further, that the enforcement of any security interest in any Contractor Services Agreement hereunder, to the extent such enforcement involves the assignment or subcontracting of any duties or obligations of any party to such Contractor Services Agreement, shall require the prior written consent of the other parties thereto (other than Grantor, which consent is hereby provided).

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, Secured Hedge Agreements and Secured Cash Management Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents, Secured Hedge Agreements and Secured Cash Management Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Representations and Warranties. (a) As of the date hereof, the undersigned’s exact legal name, the locations of Collateral (other than goods (including Inventory and Equipment) in transit or out for repair or maintenance and Collateral with a value not to exceed $15,000,000 in the aggregate), chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. As of the date hereof, the undersigned has no trade names other than as listed on Schedule IV hereto. Within the five years preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.

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(b) As of the date hereof, all of the Equipment and Inventory (other than goods (including Inventory and Equipment) in transit or out for maintenance or repair and Collateral with a value not to exceed $15,000,000 in the aggregate) of the undersigned are located at the places specified therefor in Schedule VI hereto or at another location as to which the undersigned has complied with the requirements of Section 10(a) of the Security Agreement. The undersigned has exclusive possession and control of its Equipment and Inventory (other than goods (including Inventory and Equipment) in transit or out for maintenance or repair and Collateral with a value not to exceed $15,000,000 in the aggregate), other than Collateral stored at any leased premises or warehouse for which the undersigned has used commercially reasonable efforts to deliver a landlord’s or warehouseman’s agreement, in form and substance reasonably satisfactory to the Collateral Agent.

(c) Except for letters of credit the aggregate face amounts of which do not exceed $7,500,000 for all Grantors, the undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 16 of the Security Agreement.

(d) The undersigned hereby makes each other representation and warranty set forth in Section 8 of the Security Agreement in all material respects (except to the extent any such representation and warranty is itself subject to a “materiality” or “Material Adverse Effect” standard, in which case such representation and warranty shall be true and correct) (each Schedule thereto being supplemented with the corresponding Schedule hereto as set forth in Section 4) with respect to itself and the Collateral granted by it; provided that references to the Closing Date shall be deemed to be references to the date of this Security Agreement Supplement for purposes hereof and that any representation or warranty specifically referring to any other earlier date shall be made in all material respects as of such date (except to the extent any such representation and warranty is itself subject to a “materiality” or “Material Adverse Effect” standard, in which case such representation and warranty shall be true and correct as of such date).

SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the corresponding Schedule attached hereto.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By

Title:

Address for notices:

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Exhibit B to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated January 22, 2013, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Neustar, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with MSSF, as Administrative Agent, MSSF, as Collateral Agent, and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated January 22, 2013 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

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SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NEUSTAR, INC.

By
Name: Title:

Address for Notices: 21575 Ridgetop Circle Sterling, VA 20166

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

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Exhibit C to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated [            ] [    ], 20[    ], is made by the Person listed on the signature page hereof (the “Grantor”) in favor of MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Neustar, Inc, a Delaware corporation, has entered into a Credit Agreement dated as of January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with MSSF, as Administrative Agent, MSSF, as Collateral Agent, and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated January 22, 2013 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated January 22, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name: Title:

Address for Notices:

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